Exhibit 99.3

Schedule 1

Premchand Beharry	3,625
William Bongiorno	3,000
Bruce & Nancy Inglis JTWROS	2,750
Robert Sagarino	2,000
William Baquet	10,462
Charles Giordano	1,363
Richard Adams	700
Phyllis Henderson	700
Kolinda Tomasic	200
Angela Kang	200
Ramnarain Jaigobind	39,625
Chirag Choudhary	8,500
Eric Lord	16,875
Kevin Mangan	11,646
Priyanka Mahajan	10,353
Nelson Baquet	2,000
Maria Robles	188
Craig Skop	6,438
Jeffrey Singer	375
Ryan Konik	2,000
Philip Quartuccio	2,000
Total	125,000